Exhibit 10.1

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT (this “Agreement”) is made effective as of January 17, 2019, between CVR ENERGY, INC., a Delaware corporation (“Buyer”) and AMERICAN ENTERTAINMENT PROPERTIES CORP., a Delaware corporation (“AEP”) and ICAHN ENTERPRISES HOLDINGS L.P. (“IEH,” and together with AEP, “Sellers”).

RECITAL

Upon the terms and subject to the conditions set forth herein, Sellers desire to sell and Buyer desires to purchase from Sellers an aggregate of 5,750,000 common units representing limited partner interests (“Common Units,” and such Common Units, the “Subject Units”) in CVR Refining, LP, a Delaware limited partnership (the “Partnership”) at the same per unit price and at the same time as an aggregate of 22,909,130 Common Units that are to be purchased by Buyer from the public in connection with Buyer’s exercise of its right, pursuant to Section 15.1(a) of the Partnership’s First Amended and Restated Agreement of Limited Partnership, to purchase all of the issued and outstanding Common Units not already owned by the CVR Refining GP, LLC, a Delaware limited liability company and the general partner of the Partnership, or its affiliates (the “Call Purchase”).

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                          Purchase and Sale of the Units

1.1                               Sale of the Subject Units.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and each Seller agrees to sell to Buyer, the number of Subject Units as set forth opposite each Seller’s name on Exhibit A, in consideration of an aggregate payment by Buyer to each Seller in an amount as set forth opposite each Seller’s name on Exhibit A.  The purchase price per Common Unit is equal to the $10.50 price per Common Unit to be paid by Buyer in the Call Purchase.

1.2                               Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 am New York City time on January 29, 2019.

1.3                               Closing Deliveries

(a)                                 At the Closing, Sellers shall deliver to Buyer an acknowledgement of receipt of the Purchase Price.

(b)                                 At the Closing, Seller shall cause Seller’s transfer agent to record the ownership of the Subject Units on the records of the transfer agent in accordance with instructions from Buyer and Sellers.

1.4                               Closing Condition; Termination.  Buyer’s obligation to purchase the Subject Units in accordance with this Agreement is subject to, and conditioned upon, the closing of the Call Purchase.  In the event the Call Purchase does not take place, this Agreement, and Buyer’s obligation to purchase the Subject Units, shall automatically terminate.

Section 2.                                          Representations and Warranties

2.1                               Buyer’s Representations and Acknowledgements.  Buyer represents and warrants to Seller that:

(a)                                 Buyer has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby and this Agreement is a valid and binding obligation of Buyer, enforceable against the Buyer in accordance with its terms; and

(b)                                 The Subject Units are being acquired solely for the account of Buyer and not with a view to, or for resale in connection with, a distribution of all or any part thereof.

2.2                               Sellers’ Representations.  Each Seller represents and warrants to Buyer that:

(a)                                 Seller has all necessary power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby and this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

(b)                                 No consent, approval or authorization of any third party is required for consummation by Seller of the transactions contemplated by this Agreement, and the execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not violate, conflict with, or cause a default under any contract, agreement, document, or instrument, any law, rule, regulation or any judicial or administrative decision to which Seller or the Subject Units may be subject, or that would create a lien, security interest, encumbrance or restriction of any kind upon the Subject Units; and

(c)                                  Upon the payment for the Subject Units in accordance with the terms of this Agreement, good and marketable title to all of the Subject Units, free and clear of all mortgages, liens, security interests, pledges, charges, encumbrances or claims of any kind, will be sold to and vest in Buyer.

2.3                               Survival; Indemnity.  All representations and warranties made herein shall survive the Closing. Buyer agrees to indemnify and hold Seller harmless from any and all losses, damages, claims, actions and proceedings, including any legal or other expenses, arising out of any breach of any representation or warranty made by the Buyer herein and Seller agrees to indemnify and hold Buyer harmless from any and all losses, damages, claims, actions and proceedings, including any legal or other expenses, arising out of any breach of any representation or warranty made by the Seller herein.

Section 3.                                          Further Assurances

Each party agrees to, at any time and from time to time, promptly execute and deliver such further agreements, documents and instruments, and promptly take or forbear from taking

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such further actions as the other party may reasonably request in order to more effectively confirm or carry out the provisions of this Agreement.

Section 4.                                          Miscellaneous

4.1                               Entire Agreement.  Each party hereto acknowledges that this Agreement embodies the entire agreement and understanding between them with respect to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. This Agreement may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

4.2                               Binding Nature.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, personal representatives and assigns.

4.3                               Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware without regard to conflicts of laws principles applied therein.

4.4                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

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IN WITNESS WHEREOF, the parties have executed this COMMON UNIT PURCHASE AGREEMENT as of the date first written above.

SELLERS:

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

BUYER:

CVR ENERGY, INC.

By:	/s/ Tracy D. Jackson
Name:	Tracy D. Jackson
Title:	EVP and Chief Financial Officer

SIGNATURE PAGE

COMMON UNIT PURCHASE AGREEMENT

EXHIBIT A

Seller	Number of Subject Units to be Purchase by Buyer	Aggregate Purchase Price to be Paid to Seller
American Entertainment Properties Corp.	2,000,000	$21,000,000	(1)
Icahn Enterprises Holdings L.P.	3,750,000	$39,375,000	(2)

(1)                                 Aggregate Purchase Price calculated based on the purchase price per Common Unit payable to unaffiliated holders in connection with the Call Purchase, or $10.50 per Common Unit, times 2,000,000 Subject Units.

(2)                                 Aggregate Purchase Price calculated based on the purchase price per Common Unit payable to unaffiliated holders in connection with the Call Purchase, or $10.50 per Common Unit, times 3,750,000 Subject Units.